EXHIBIT 21.1
QUIKSILVER, INC.
NAMES AND JURISDICTIONS OF SUBSIDIARIES

Subsidiary Name	Jurisdiction
Fidra, Inc.	California
Hawk Designs, Inc.	California
Mervin Manufacturing, Inc.	California
Mt. Waimea, Inc.	California
QS Optics, Inc.	California
QS Retail, Inc.	California
Quiksilver Entertainment, Inc.	California
Quiksilver Wetsuits, Inc.	California
DC Shoes, Inc.	California
DC Direct, Inc.	California
Quiksilver Americas, Inc.	California
QS Wholesale, Inc.	California
Union Distribution LLC	California
Roger Cleveland Golf Company, Inc.	California
Quiksilver Alps LLC	California
Quiksilver Links LLC	California
Rossignol Ski Company, Inc.	Delaware
Skis Dynastar, Inc.	Delaware
QS Mexico Holdings	Delaware
UMTT Pty Ltd.	Australia
Caribbean Pty Ltd.	Australia
Pavilion Productions Pty Ltd.	Australia
QSJ Holdings Pty Ltd.	Australia
Quiksilver Australia Pty Ltd.	Australia
Quiksilver International Pty Ltd.	Australia
Ug Manufacturing Co. Pty Ltd.	Australia
DC Shoes Australia Pty Ltd.	Australia
QS Retail Pty Ltd.	Australia
QS Retail (NZ) Limited	Australia
Rossignol Osterreich GMBH	Austria
Hanalei NV	Belgium
Cleveland Golf Canada Corp.	Canada
Quiksilver Canada Corp.	Canada
Skis Rossignol Canada Ltd.	Canada
Skis Dynastar Canada Ltd.	Canada
Quiksilver Asia Sourcing (Shanghai) Co, Ltd.	China
Quiksilver Glorious Sun Licensing Ltd. (HK)	China
Quiksilver Glorious Sun Trading (SH) Ltd. Ft. (PRC)	China
Quiksilver Glorious Sun Apparels (HZ) Ltd.	China
Chloelys Investment Ltd.	Cyprus
Cariboo SARL	France
Emerald Coast SA	France
Infoborn SARL	France
Kokolo SARL	France
Na Pali SAS	France
Na Pali Entertainment SARL	France
Na Pali Europe SARL	France
Omareef Europe SAS	France
Tavarua SCI	France
Echo Beach Café SARL	France

Subsidiary Name	Jurisdiction
Tanna SARL	France
Marina Travels SARL	France
Zebraska SARL	France
Pilot SAS	France
Ski Expansion SAS	France
Skis Rossignol SAS	France
Skis Dynastar SAS	France
Look Fixations SAS	France
Tyax SNC	France
Riviera SNC	France
Kauai GMBH	Germany
Makaha GMBH	Germany
Rossignol Ski Deutschland GMBH	Germany
Quiksilver Asia Sourcing Ltd.	Hong Kong
Quiksilver Greater China Ltd.	Hong Kong
Quiksilver Sourcing Australia	Hong Kong
Quiksilver Glorious Sun JV Ltd. (HK)	Hong Kong
Quiksilver Glorious Sun Mfg. (Longmen) Ltd. (PRC)	Hong Kong
Main Bridge	Hong Kong
PT Quiksilver Indonesia	Indonesia
Namotu Ltd.	Ireland
Haapiti SRL	Italy
Moorea SRL	Italy
Rossignol Lange SRL	Italy
Rossignol SCI SRL	Italy
Rossignol Ski Poles SRL	Italy
Montebianco Sport SRL	Italy
Quiksilver Japan KK	Japan
Groupe Rossignol KK	Japan
Cleveland Golf Asia YK	Japan
QS Holdings SARL	Luxembourg
Quiksilver Deluxe SARL	Luxembourg
Skis Rossignol Finance Luxembourg SA	Luxembourg
Urban Surf	Malaysia
Pukalani BV	Netherlands
Tuvalu BV	Netherlands
Ug Manufacturing Co. Pty Ltd.	New Zealand
Rawaki sp. zoo	Poland
Kiribati Lda.	Portugal
Tarawa Lda.	Portugal
Santocha Ltd.	Russia
Quiksilver Singapore	Singapore
New Pier Trading Ltd.	South Africa
SD Bakio SL	Spain
Quiksilver Europa, SL	Spain
Sumbawa SL	Spain
Skis Rossignol De Espana SL	Spain
Besiberri Outdoor Company SL	Spain
Sunshine Diffusion SA	Switzerland
Longboarder Zurich GMBH	Switzerland
LISA Lange International SARL	Switzerland
Rossignol GMBH	Switzerland
Town Surf	Thailand
Estacade Ltd.	United Kingdom
Lanai Ltd.	United Kingdom
Molokai Ltd.	United Kingdom
Belfry Golf Ltd.	United Kingdom